Exhibit 99.1

Optibase Announces Completion of Media 100 Asset Acquisition;
Optibase Will Continue to Develop, Sell, Market and Support Media 100 Products

    HERZLIYA, Israel & MARLBORO, Mass.--(BUSINESS WIRE)--June 2, 2004--Optibase Ltd. (NASDAQ: OBAS), a leader in digital video encoding and streaming solutions, today announced that, following a favorable judgment from the United States Bankruptcy Court for the District of Massachusetts, it has completed the purchase of substantially all of the assets of Media 100 Inc. (OTCBB: MDEA.PK), for $2.5 million (less the amount of any funding advanced), as reported in the press release dated March 22, 2004. With the addition of Media 100's 844/X, Media 100 HD, Media 100 i and other content design products to the Company's product portfolio, Optibase now offers a broader selection of high quality professional video products, from digital editing and compositing to encoding and delivery.
    Commenting on the transaction, Tom Wyler, Chairman and CEO of Optibase said, "We are extremely excited to complete this asset acquisition and add Media 100's products and technology to our industry leading product family. For years, Optibase has been at the forefront of digital video technology, continuously pushing the envelope of video-based applications. The Media 100 acquisition will allow us to leverage our experience in digital video to add editing and compositing solutions to our already wide range of applications. In addition to expanding our product line and adding new customers and channel partners, we are taking on close to 40 highly skilled engineers as well as dedicated sales and marketing professionals who we believe will play a key role in Optibase's performance in the years to come."

    About Optibase

    Optibase, Ltd. (NASDAQ: OBAS) provides professional editing, compositing, encoding, decoding, video server upload and streaming solutions for telecom operators, service providers, broadcasters and content creators. The company's platforms enable the creation, broadband streaming and playback of high quality digital video. Optibase's breadth of product offerings are used in applications, such as: video over DSL/Fiber networks, post production for the broadcast and cables industries, archiving; high-end surveillance, distance learning; and business television. Headquartered in Israel, Optibase operates through its fully owned subsidiary in Mountain View, California and offices in Europe, Japan and China. Optibase products are marketed in over 40 countries through a combination of direct sales, independent distributors, system integrators and OEM partners. For further information, please visit www.optibase.com.

    This press release contains forward-looking statements concerning our marketing and operations plans. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These statements involve a number of risks and uncertainties including, but not limited to, risks related to the evolving market for digital video, competition, our ability to manage growth and expansion, general economic conditions and other risk factors. For a more detailed discussion of these and other risks that may cause actual results to differ from the forward looking statements in this news release, please refer to Optibase's most recent annual report on Form 20-F, its Registration Statement on Form F-1 filed with the United States Securities and Exchange Commission and other filings with the SEC. The Company does not undertake any obligation to update forward-looking statements made herein.

    This release and prior releases are available on the Company's Web site at www.optibase.com.

    This release and prior releases are also available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

    CONTACT: Optibase Contact:
             Yael Paz, +972 99709 255
             yaelp@optibase.com
             or
             KCSA Contacts:
             Jeff Corbin, 212-896-1214
             jcorbin@kcsa.com
             or
             Lee Roth, 212-896-1209
             lroth@kcsa.com